UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CHESTER COUNTY CORPORATION

(Exact name of registrant as specified in its charter)

                                             Pennsylvania                                                                                                                                                            23-2288763

(State of other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

                                                           9 North High Street, West Chester, PA                                                                                                                   19380

(Address of Principal Executive Offices)	(Zip Code)

American Home Bank, National Association 2001 Stock Option Incentive Plan

(Full title of the plan)

John A. Featherman, III

Chairman & Chief Executive Officer

9 North High Street, West Chester, PA 19380

(Name and address of agent for service)

                              ___ (484) 881-4000__________________

(Telephone number, including area code, of agent for service)

Copy to:

Patricia A. Gritzan, Esquire

Saul Ewing LLP

Centre Square West

1500 Market Street, 38th Floor

Philadelphia, PA 19102-2186

(215) 972-7139

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer |X|
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, Par Value $1.00 per share	65,800 36,750 40,600 3,850	$14.29 $17.86 $18.58 $15.72	$940,282 $656,355 $754,348 $60,522	$36.95 $25.80 $29.65 $2.38
Total	147,000		$2,411,507	$94.78(4)

(1)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents options issued under the American Home Bank, National Association 2001 Stock Option Incentive Plan to purchase shares of American Home Bank common stock which were converted into options to purchase shares of First Chester County Corporation common stock pursuant to the merger agreement between First Chester County Corporation, First National Bank of Chester County and American Home Bank, National Association.

(3)	The registration fee has been computed in accordance with paragraph (h) of Rule 457 based upon the exercise price of options previously granted and the conversion ratio.

(4)	Represents the Proposed Maximum Aggregate Offering Price multiplied by $.00003930.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS1

Item 1. Plan Information.

Not required to be filed.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in clauses (a) through (e) below (other than filings or portions of filings that are furnished under applicable Securities and Exchange Commission (“SEC”) rules, rather than filed) are incorporated herein by this reference thereto, and all documents subsequently filed (other than filings or portions of filings that are furnished, under applicable SEC rules, rather than filed) by First Chester County Corporation (the “Registrant”) pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by this reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 12, 2008;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 9, 2008, for the quarter ended June 30, 2008 filed with the SEC on August 11, 2008 and for the quarter ended September 30, 2008 filed with the SEC on November 10, 2008;

(c)

The Registrant’s Current Reports on Forms 8-K and Forms 8-K/A filed February 11, 2008, February 25, 2008, April 30, 2008, July 1, 2008, July 23, 2008, July 30, 2008, September 19, 2008, September 24, 2008, November 4, 2008, November 4, 2008, November 17, 2008, November 25, 2008, December 16, 2008, December 18, 2008, December 18, 2008 and January 2, 2009;

(d)	The Registrant’s Proxy Statement for the 2008 Annual Meeting of Shareholders, filed with the SEC on March 12, 2008;

(e)	The description of the Registrant’s common stock contained in the Registration Statement filed by the Registrant to register such securities under Section 12 of the

_________________________

1  The information called for by Part I of this registration statement on Form S-8 will be delivered to eligible persons as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.

Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide that the Registrant shall indemnify its officers, directors, employees and agents of the Registrant and its subsidiaries to the extent set forth in the Registrant’s By-Laws. The Registrant’s By-Laws provide that the Registrant shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by the relevant sections of the Pennsylvania Business Corporation Law, sections 1741 and 1742 of the Pennsylvania Business Corporation Law, (the “Indemnification Provisions”), as amended from time to time, and may, by action of its Board of Directors, indemnify such other persons as permitted by the Indemnification Provisions.

Generally, the Indemnification Provisions empower a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Indemnification Provisions empower a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; except that indemnification for such derivative matters shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless, and then only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for the expenses that the court of common pleas or other court deems proper.

The Registrant maintains Directors’ and Officers’ liability insurance for all of its Directors and Officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of exhibits filed with or incorporated by reference into, this Registration Statement:

4.1	Specimen stock certificate of common stock is incorporated herein by reference to
Exhibit 4 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 22, 2005 (file number 333-128500).

5.1	Opinion of Saul Ewing LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Saul Ewing LLP (contained in Exhibit 5).

24.1	Power of Attorney (included on signature page of the Registration Statement).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set for in the “Calculation of Registration Fee” table herein;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Securities and Exchange Commission that are incorporated herein by reference;

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized in the Borough of West Chester, Commonwealth of Pennsylvania, on January 16, 2009.

                                            FIRST CHESTER COUNTY CORPORATION

                                           By:  /s/ John A. Featherman, III

                                                   John A. Featherman, III

                                                   Chairman and Chief Executive Officer

                                            By:  /s/ John E. Balzarini

                                                    John E. Balzarini

                                                    Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints John A. Featherman, III, and John E. Balzarini, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John A. Featherman, III John A. Featherman, III	Chairman of the Board and Chief Executive Officer	January 16, 2009
/s/ Kevin C. Quinn Kevin C. Quinn	President and Director	January 16, 2009

/s/ John S. Halsted John S. Halsted	Director	January 16, 2009
/s/ J. Carol Hanson J. Carol Hanson	Director	January 16, 2009
/s/ Lynn Marie Johnson-Porter Lynn Marie Johnson-Porter	Director	January 16, 2009
Clifford E. DeBaptiste	Director	January 16, 2009
/s/ John B. Waldron John B. Waldron	Director	January 16, 2009
/s/ David L. Peirce David L. Peirce	Director	January 16, 2009
/s/ M. Robert Clarke M. Robert Clarke	Director	January 16, 2009
/s/ Edward A. Leo Edward A. Leo	Director	January 16, 2009
/s/ Brian K. Campbell Brian K. Campbell	Director	January 16, 2009
Matthew S. Naylor	Director	January 16, 2009
/s/ James M. Deitch James M. Deitch	Director	January 16, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Specimen stock certificate of common stock is incorporated herein by reference to
Exhibit 4 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 22, 2005 (file number 333-128500).

5.1	Opinion of Saul Ewing LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Saul Ewing LLP (contained in Exhibit 5).

24.1	Power of Attorney (included on signature page of the Registration Statement).